Exhibit 99.1

SIGNATURE GROUP HOLDINGS, INC. FILES ITS QUARTERLY REPORT FOR QUARTER ENDED
MARCH 31, 2011

SHERMAN OAKS, Calif. – September 30, 2011 – Signature Group Holdings, Inc. (the “Company” or “Signature”) (OTC Pink Sheets: SGGH), today announced that it has filed with the Securities and Exchange Commission (the “SEC”) its quarterly report on Form 10-Q for the quarter ended March 31, 2011.

About Signature Group Holdings, Inc.

Signature is a financial services company focused primarily on lending to and acquiring middle market companies. Signature’s lending business provides secured debt financing. The Company also makes strategic acquisitions of businesses and specialty assets. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statements

This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Company. The Company does not undertake to update or revise forward-looking statements in this news release to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws. No stock exchange or regulatory authority has approved or disapproved of the information contained herein.